Exhibit 32.1

CERTIFICATION PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 10-K of International Coal Group, Inc. (the “Company”) for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to International Coal Group, Inc. and will be retained by International Coal Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Bennett K. Hatfield
Name:	Bennett K. Hatfield
Title:	President and Chief Executive Officer (Principal Executive Officer)

/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Date: January 29, 2010